                                                                     Exhibit 4.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                      INDENTURE

                              DATED AS OF APRIL 23, 1998

                                       BETWEEN

                            MTS, INCORPORATED, AS ISSUER,

                                         AND

               STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
                                      AS TRUSTEE


                                  ------------------

                                     $110,000,000

                      9 3/8% SENIOR SUBORDINATED NOTES DUE 2005


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                CROSS-REFERENCE TABLE


TRUST INDENTURE                                             INDENTURE
  ACT SECTION                                                SECTION
---------------                                             ---------
Section 310(a)(1). . . . . . . . . . . . . . . . . . .      7.10
           (a)(2). . . . . . . . . . . . . . . . . . .      7.10
           (a)(3). . . . . . . . . . . . . . . . . . .      N.A.
           (a)(4). . . . . . . . . . . . . . . . . . .      N.A.
           (a)(5). . . . . . . . . . . . . . . . . . .      7.08, 7.10.
           (b) . . . . . . . . . . . . . . . . . . . .      7.08; 7.10; 11.02
           (c) . . . . . . . . . . . . . . . . . . . .      N.A.
Section 311(a) . . . . . . . . . . . . . . . . . . . .      7.11
           (b) . . . . . . . . . . . . . . . . . . . .      7.11
           (c) . . . . . . . . . . . . . . . . . . . .      N.A.
Section 312(a) . . . . . . . . . . . . . . . . . . . .      2.05
           (b) . . . . . . . . . . . . . . . . . . . .      11.03
           (c) . . . . . . . . . . . . . . . . . . . .      11.03
Section 313(a) . . . . . . . . . . . . . . . . . . . .      7.06
           (b)(1). . . . . . . . . . . . . . . . . . .      N.A.
           (b)(2). . . . . . . . . . . . . . . . . . .      7.06
           (c) . . . . . . . . . . . . . . . . . . . .      7.06; 11.02
           (d) . . . . . . . . . . . . . . . . . . . .      7.06
Section 314(a) . . . . . . . . . . . . . . . . . . . .      4.09; 4.11; 11.02
           (b) . . . . . . . . . . . . . . . . . . . .      N.A.
           (c)(1). . . . . . . . . . . . . . . . . . .      11.04
           (c)(2). . . . . . . . . . . . . . . . . . .      11.04
           (c)(3). . . . . . . . . . . . . . . . . . .      N.A.
           (d) . . . . . . . . . . . . . . . . . . . .      N.A.
           (e) . . . . . . . . . . . . . . . . . . . .      11.05
           (f) . . . . . . . . . . . . . . . . . . . .      N.A.
Section 315(a) . . . . . . . . . . . . . . . . . . . .      7.01(b)
           (b) . . . . . . . . . . . . . . . . . . . .      7.05; 11.02
           (c) . . . . . . . . . . . . . . . . . . . .      7.01(a)
           (d) . . . . . . . . . . . . . . . . . . . .      7.01(c)
           (e) . . . . . . . . . . . . . . . . . . . .      6.11
Section 316(a)(last sentence). . . . . . . . . . . . .      2.09
           (a)(1)(A) . . . . . . . . . . . . . . . . .      6.05
           (a)(1)(B) . . . . . . . . . . . . . . . . .      6.04
           (a)(2). . . . . . . . . . . . . . . . . . .      N.A.
           (b) . . . . . . . . . . . . . . . . . . . .      6.07
           (c) . . . . . . . . . . . . . . . . . . . .      9.04
Section 317(a)(1). . . . . . . . . . . . . . . . . . .      6.08
           (a)(2). . . . . . . . . . . . . . . . . . .      6.09
           (b) . . . . . . . . . . . . . . . . . . . .      2.04
Section 318(a) . . . . . . . . . . . . . . . . . . . .      11.01


----------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                  TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
               ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT . . .   19
SECTION 1.03.  RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . .   19

                             ARTICLE TWO  THE SECURITIES

SECTION 2.01.  FORM AND DATING . . . . . . . . . . . . . . . . . . . .   20
SECTION 2.02.  EXECUTION AND AUTHENTICATION. . . . . . . . . . . . . .   21
SECTION 2.03.  REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . .   22
SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST. . . . . . . . . .   22
SECTION 2.05.  HOLDER LISTS. . . . . . . . . . . . . . . . . . . . . .   22
SECTION 2.06.  TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . .   23
SECTION 2.07.  REPLACEMENT SECURITIES. . . . . . . . . . . . . . . . .   23
SECTION 2.08.  OUTSTANDING SECURITIES. . . . . . . . . . . . . . . . .   24
SECTION 2.09.  TREASURY SECURITIES . . . . . . . . . . . . . . . . . .   24
SECTION 2.10.  TEMPORARY SECURITIES. . . . . . . . . . . . . . . . . .   24
SECTION 2.11.  CANCELLATION. . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.12.  DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . .   25
SECTION 2.13.  CUSIP NUMBER. . . . . . . . . . . . . . . . . . . . . .   25
SECTION 2.14.  DEPOSIT OF MONEYS . . . . . . . . . . . . . . . . . . .   25
SECTION 2.15.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES . . . . . .   25
SECTION 2.16.  REGISTRATION OF TRANSFERS AND EXCHANGES . . . . . . . .   26

                              ARTICLE THREE  REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . . . .   30
SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED. . . . . . . . .   30
SECTION 3.03.  NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . .   31
SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . . .   31
SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . .   32
SECTION 3.06.  SECURITIES REDEEMED IN PART . . . . . . . . . . . . . .   32

                               ARTICLE FOUR  COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES . . . . . . . . . . . . . . . . .   32
SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . .   33
SECTION 4.03.  LIMITATION ON INDEBTEDNESS. . . . . . . . . . . . . . .   33
SECTION 4.04.  LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS. . . . .   35
SECTION 4.05.  LIMITATION ON RESTRICTED PAYMENTS . . . . . . . . . . .   35
SECTION 4.06.  DISPOSITION OF PROCEEDS OF ASSET SALES. . . . . . . . .   37
SECTION 4.07.  LIMITATION ON LIENS . . . . . . . . . . . . . . . . . .   38
SECTION 4.08.  LIMITATION ON DIVIDEND AND OTHER PAYMENT
                 RESTRICTIONS AFFECTING SUBSIDIARIES . . . . . . . . .   38
SECTION 4.09.  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . .   39

                                                                      PAGE
                                                                      ----
SECTION 4.10.  PROVISION OF FINANCIAL INFORMATION. . . . . . . . . . . 40
SECTION 4.11.  FUTURE GUARANTEES . . . . . . . . . . . . . . . . . . . 40
SECTION 4.12.  DESIGNATION OF UNRESTRICTED SUBSIDIARIES. . . . . . . . 41
SECTION 4.13.  CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . 42
SECTION 4.14.  NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . 43
SECTION 4.15.  COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . . 44
SECTION 4.16.  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . 44
SECTION 4.17.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                 EMPLOYEES, INCORPORATOR, MANAGER AND SHAREHOLDERS . . 44

                     ARTICLE FIVE  MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  MERGERS, SALE OF ASSETS, ETC. . . . . . . . . . . . . . 44
SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED . . . . . . . . . . . 45

                          ARTICLE SIX  DEFAULT AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . 45
SECTION 6.02.  ACCELERATION. . . . . . . . . . . . . . . . . . . . . . 47
SECTION 6.03.  OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . 47
SECTION 6.04.  WAIVER OF PAST DEFAULT. . . . . . . . . . . . . . . . . 48
SECTION 6.05.  CONTROL BY MAJORITY . . . . . . . . . . . . . . . . . . 48
SECTION 6.06.  LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . 48
SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT. . . . . . . . . . 49
SECTION 6.08.  COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . . . 49
SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . . 49
SECTION 6.10.  PRIORITIES. . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 6.11.  UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . . 50

                      ARTICLE SEVEN  SUBORDINATION OF SECURITIES

SECTION 7.01.  AGREEMENT TO SUBORDINATE. . . . . . . . . . . . . . . . 50
SECTION 7.02.  LIQUIDATION, DISSOLUTION, BANKRUPTCY. . . . . . . . . . 50
SECTION 7.03.  DEFAULT ON SENIOR INDEBTEDNESS. . . . . . . . . . . . . 51
SECTION 7.04.  ACCELERATION OF PAYMENT OF SECURITIES . . . . . . . . . 52
SECTION 7.05.  WHEN DISTRIBUTION MUST BE PAID. . . . . . . . . . . . . 52
SECTION 7.06.  SUBROGATION . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 7.07.  RELATIVE RIGHTS . . . . . . . . . . . . . . . . . . . . 52
SECTION 7.08.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. . . . . . 53
SECTION 7.09.  RIGHTS OF TRUSTEE AND PAYING AGENT. . . . . . . . . . . 53
SECTION 7.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE. . . . . . . . 53
SECTION 7.11.  ARTICLE SEVEN NOT TO PREVENT EVENTS OF DEFAULT OR
                 LIMIT RIGHT TO ACCELERATE . . . . . . . . . . . . . . 53
SECTION 7.12.  TRUST MONEYS NOT SUBORDINATED . . . . . . . . . . . . . 53
SECTION 7.13.  TRUSTEE ENTITLED TO RELY. . . . . . . . . . . . . . . . 54
SECTION 7.14.  TRUSTEE TO EFFECTUATE SUBORDINATION . . . . . . . . . . 54
SECTION 7.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF
                 SENIOR INDEBTEDNESS . . . . . . . . . . . . . . . . . 54
SECTION 7.16.  RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON
                 SUBORDINATION PROVISIONS. . . . . . . . . . . . . . . 54

                                                                      PAGE
                                                                      ----
                                ARTICLE EIGHT  TRUSTEE

SECTION 8.01.  DUTIES OF TRUSTEE . . . . . . . . . . . . . . . . . . . 55
SECTION 8.02.  RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . . . 56
SECTION 8.03.  INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . . . 57
SECTION 8.04.  TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . . . 57
SECTION 8.05.  NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . 57
SECTION 8.06.  REPORTS BY TRUSTEE TO HOLDERS . . . . . . . . . . . . . 57
SECTION 8.07.  COMPENSATION AND INDEMNITY. . . . . . . . . . . . . . . 57
SECTION 8.08.  REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . . . 58
SECTION 8.09.  SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . . . 59
SECTION 8.10.  ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . . . . 59
SECTION 8.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY . 60

                   ARTICLE NINE  DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  TERMINATION OF THE COMPANY'S OBLIGATIONS. . . . . . . . 60
SECTION 9.02.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . 61
SECTION 9.03.  CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE . 61
SECTION 9.04.  APPLICATION OF TRUST MONEY; TRUSTEE ACKNOWLEDGMENT
                 AND INDEMNITY . . . . . . . . . . . . . . . . . . . . 63
SECTION 9.05.  REPAYMENT TO COMPANY. . . . . . . . . . . . . . . . . . 63
SECTION 9.06.  REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . 63

                   ARTICLE TEN  AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. WITHOUT CONSENT OF HOLDERS. . . . . . . . . . . . . . . 64
SECTION 10.02. WITH CONSENT OF HOLDERS . . . . . . . . . . . . . . . . 64
SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . . . . 65
SECTION 10.04. RECORD DATE FOR CONSENTS AND EFFECT OF CONSENTS . . . . 65
SECTION 10.05. NOTATION ON OR EXCHANGE OF SECURITIES . . . . . . . . . 66
SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS, ETC . . . . . . . . . . . . 66

                            ARTICLE ELEVEN  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS. . . . . . . . . . . . . . 66
SECTION 11.02. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 11.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS. . . . . . 68
SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. . . 68
SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE. . . . . . . . . . . 68
SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR . . . . . . . 68
SECTION 11.07. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . 68
SECTION 11.08. NO RECOURSE AGAINST OTHERS. . . . . . . . . . . . . . . 69
SECTION 11.09. SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . 69
SECTION 11.10. COUNTERPART ORIGINALS . . . . . . . . . . . . . . . . . 69
SECTION 11.11. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . 69
SECTION 11.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS . . . . . 69
SECTION 11.13. LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . 69

                                                                       PAGE
                                                                       ----
                              ARTICLE TWELVE  GUARANTEE

SECTION 12.01. UNCONDITIONAL GUARANTEE . . . . . . . . . . . . . . . .  70
SECTION 12.02. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . .  70
SECTION 12.03. RELEASE OF A GUARANTOR. . . . . . . . . . . . . . . . .  70
SECTION 12.04. LIMITATION OF GUARANTOR'S LIABILITY . . . . . . . . . .  71
SECTION 12.05. CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . .  71
SECTION 12.06. SUBORDINATION OF SUBROGATION AND OTHER RIGHTS . . . . .  71

                     ARTICLE THIRTEEN SUBORDINATION OF GUARANTEE

SECTION 13.01. AGREEMENT TO SUBORDINATE. . . . . . . . . . . . . . . .  72
SECTION 13.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. . . . . . . . . .  72
SECTION 13.03. DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS. . . . . . . .  72
SECTION 13.04. ACCELERATION OF PAYMENT OF SECURITIES . . . . . . . . .  73
SECTION 13.05. WHEN DISTRIBUTION MUST BE PAID OVER . . . . . . . . . .  73
SECTION 13.06. SUBROGATION . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 13.07. RELATIVE RIGHTS . . . . . . . . . . . . . . . . . . . .  74
SECTION 13.08. SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR. . . . .  74
SECTION 13.09. RIGHTS OF TRUSTEE AND PAYING AGENT. . . . . . . . . . .  74
SECTION 13.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. . . . . . . .  75
SECTION 13.11. ARTICLE THIRTEEN NOT TO PREVENT EVENTS OF DEFAULT
                 OR LIMIT RIGHT TO ACCELERATE. . . . . . . . . . . . .  75
SECTION 13.12. TRUST MONEYS NOT SUBORDINATE. . . . . . . . . . . . . .  75
SECTION 13.13. TRUSTEE ENTITLED TO RELY. . . . . . . . . . . . . . . .  75
SECTION 13.14. TRUSTEE TO EFFECTUATE SUBORDINATION . . . . . . . . . .  75
SECTION 13.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF GUARANTOR
                 SENIOR INDEBTEDNESS . . . . . . . . . . . . . . . . .  76
SECTION 13.16. RELIANCE BY HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS
                 ON SUBORDINATION  PROVISIONS. . . . . . . . . . . . .  76

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

EXHIBIT A   Form of Series A Security. . . . . . . . . . . . . . . . . A-1
EXHIBIT B   Form of Series B Security. . . . . . . . . . . . . . . . . B-1
EXHIBIT C   Form of Legend for Global Securities . . . . . . . . . . . C-1
EXHIBIT D   Form of Transfer Certificate . . . . . . . . . . . . . . . D-1
EXHIBIT E   Form of Transfer Certificate for Institutional
              Accredited Investors . . . . . . . . . . . . . . . . . . E-1
EXHIBIT F   Form of Transfer Certificate for Regulation S Transfers. . F-1


-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

                INDENTURE dated as of April 23, 1998, between MTS INCORPORATED, a California corporation (the "COMPANY"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as trustee (the "TRUSTEE").

                Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                     ARTICLE ONE

                      DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS.

                "ACCELERATION NOTICE" has the meaning provided in Section 6.02.

                "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person
(a) assumed in connection with an Acquisition from such Person, or (b) existing at the time such Person becomes a Subsidiary of the Company or is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company, in each case other than Indebtedness of the Acquired Person actually repaid concurrent with any such transaction.

                "ACQUIRED PERSON" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

                "ACQUISITION" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary of the Company to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary of the Company, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated with or merged into the Company or any Restricted Subsidiary of the Company or (ii) any acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

                "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Unrestricted Subsidiaries of the Company shall be deemed Affiliates of the Company.

                "AFFILIATE TRANSACTION" has the meaning provided in Section
4.09.

                "AGENT"  means any Registrar, Paying Agent or co-Registrar.

                "ASSET SALE" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger or consolidation) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary of the Company (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary of the Company which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary of the Company; or (iii) any other property or asset of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.07; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary of the Company, as the case may be; (c) any transaction consummated in compliance with Section 4.05 above; (d) a transfer of assets from the Company to a Restricted Subsidiary, from a Restricted Subsidiary to the Company or from a Restricted Subsidiary to another Restricted Subsidiary. In addition, solely for purposes of Section 4.06, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $2.0 million in any fiscal year, shall be deemed not to be an Asset Sale. For purposes of this definition, "ordinary course of business" shall be deemed to include, without limitation,
(i) the sale of rental inventory, consistent with past practices, and
(ii) closure of a store.

                "ATTRIBUTABLE INDEBTEDNESS" in respect of a sale and lease-back transaction means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and lease-back transaction (including any period for which such lease has been extended).

                "BANKRUPTCY LAW" has the meaning provided in Section 6.01.

                "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are not required to be open.

                "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP; PROVIDED that liabilities in respect of real property leases shall not be deemed Capital Lease Obligations regardless of their classification in accordance with GAAP.

                "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                "CASH EQUIVALENTS" means: (a) United States dollars,
(b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit, time deposits and euro-dollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any lender party to the New Credit Facility or any Indebtedness Incurred as a refinancing of the New Credit Facility or with any commercial bank having capital and surplus in excess of $500.0 million, (d) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above,
(e) commercial paper rated at least P-2 by Moody's Investors Service, Inc. or at least A-2 by Standard & Poor's Ratings Services with maturities of not more than 270 days from the date of acquisition, (f) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and rated at least A by Moody's Investors Service, Inc. or A by Standard & Poor's Ratings Services, (g) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (f) above and (h) in the case of any Foreign Subsidiary, Investments: (i) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (ii) of the type and maturity described in clauses (b) and (c) above of foreign obligors, which Investment or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (h) other Investments which would constitute cash equivalents in accordance with GAAP.

                "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders and their Related Parties, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any of its Restricted Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under
Section 5.01. For purposes of this definition, beneficial ownership of Parent shall be deemed to be pro rata beneficial ownership of that portion of the Company owned by Parent.

                "CHANGE OF CONTROL DATE" has the meaning provided in Section
4.13.

                "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.13.

                "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in
Section 4.13.

                "CHANGE OF CONTROL REDEMPTION" has the meaning specified in paragraph 5 of the Securities.

                "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

                "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its President, its Chief Executive Officer, a Vice President or its Chief Financial Officer, and by its Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "FOUR QUARTER PERIOD") to
(ii) Consolidated Interest Expense for such Four Quarter Period; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary of the Company has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period (PROVIDED that if such Indebtedness is revolving Indebtedness the amount thereof deemed to be incurred as of the first day of such Four Quarter Period shall be the average daily balance of such Indebtedness during the period since such revolving Indebtedness was initially incurred) and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary of the Company shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Interest Expense for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary of the Company repaid, repurchased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary of the Company are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person that becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period, (4) if since the beginning of such

Four Quarter Period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary of the Company during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period, and
(5) if since the beginning of such period the Company shall have received the proceeds of an Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such receipt of proceeds of such Equity Offering for such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with Regulation S-X under the Securities Act as in effect on the date of such calculation. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); PROVIDED, HOWEVER, that the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

                "CONSOLIDATED EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; and
(iii) Consolidated Non-cash Charges for such period, less all non-cash items increasing Consolidated Net Income for such period.

                "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation,
(a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (e) all capitalized interest and all accrued interest, (f) non-cash interest expense and (g) interest on Indebtedness of another Person that is guaranteed by the Company or any Subsidiary of the Company actually paid by the Company or any Subsidiary of the Company,
(ii) preferred stock dividend requirements on the preferred stock described in clause (h) of the definition of Indebtedness and (iii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated Interest Expense shall not include any expense of the Company incurred as one-time payments in connection with the extension of certain Indebtedness of the Company in February 1998.

                "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (loss) of the Company and its Subsidiaries, PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:
(i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary of the Company, except that the Company's equity in the net income of any such Person for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or distribution; (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; PROVIDED that there shall not be any such exclusion of the net income (loss) of any Person acquired in connection with the reorganization of the Company; (iii) any net income (but not loss) of any Restricted Subsidiary of the Company that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any sale/lease-back transaction) outside of the ordinary course of business including, without limitation, on or with respect to Investments (and excluding dividends, distributions or interest thereon); (v) any extraordinary gain or loss in accordance with GAAP; (vi) the cumulative effect of a change in accounting principles after the Issue Date; and (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date.

                "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period the sum of (a) depreciation, (b) amortization and
(c) other non-cash items presented on such Person's consolidated statement of cash flows as "Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities," determined on a consolidated basis in accordance with GAAP.

                "CORPORATE TRUST OFFICE OF THE TRUSTEE" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of original execution of this Indenture is located at Library Tower, 633 West 5th Street, Twelfth Floor, Los Angeles, CA 90071, Attention: Corporate Trust Department (MTS, Incorporated 9 3/8% Senior Subordinated Notes due 2005).

                "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement relating to fluctuations in currency values.

                "CUSTODIAN" has the meaning provided in Section 6.01.

                "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                "DEPOSITORY" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                "DESIGNATED SENIOR INDEBTEDNESS" means (a) any Indebtedness outstanding under the New Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $10.0 million, if the instrument governing such other Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture.

                "DISPOSITION" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                "DISQUALIFIED EQUITY INTEREST" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

                "DOMESTIC SUBSIDIARY" means, with respect to a Subsidiary, a Subsidiary whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

                "EQUITY INTEREST" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

                "EQUITY OFFERING" means (i) an underwritten public offering of Qualified Equity Interests of Parent or the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8) or (ii) a private offering of Qualified Equity Interests of Parent or the Company pursuant to an exemption from registration under the Securities Act in an aggregate purchase price of not less than $50.0 million.

                "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                "EXCHANGE SECURITIES" means the 9 3/8% Senior Subordinated Notes due 2005 to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

                "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.

                "EXPIRATION DATE" has the meaning set forth in the definition of "Offer to Purchase".

                "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash or other consideration, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; PROVIDED, HOWEVER, that the Fair Market Value of any such asset shall be determined conclusively by the Board of Directors of the Company acting in good faith, and, with respect to any determination of Fair Market Value in excess of $10.0 million, shall be evidenced by a Board Resolution delivered to the Trustee.

                "FINAL MATURITY DATE" means May 1, 2005.

                "FOREIGN SUBSIDIARY" means, with respect to a Subsidiary, a Subsidiary other than a Domestic Subsidiary.

                "FOUR QUARTER PERIOD" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

                "FUNDING GUARANTOR" has the meaning provided in Section 12.05.

                "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the Issue Date and which are consistently applied for all applicable periods, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

                "GLOBAL SECURITIES" means one or more 144A Global Securities, Regulation S Global Securities or IAI Global Securities.

                "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                "GUARANTOR BLOCKAGE NOTICE" has the meaning provided in Section 13.03.

                "GUARANTOR PAYMENT BLOCKAGE PERIOD" has the meaning provided in
Section 13.03.

                "GUARANTOR SENIOR INDEBTEDNESS" means, at any date, (a) all obligations under Guarantees of the New Credit Facility, if any (including any interest accruing after the commencement of any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim enforceable against the Guarantor in any such proceeding); (b) all other Indebtedness of the Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Guarantor's guarantee of the Securities; and (c) all Obligations with respect to the foregoing; PROVIDED, HOWEVER, that Guarantor Senior Indebtedness will not include (1) any obligation of the Guarantor to any Subsidiary or any Affiliate of the Company or any of such Affiliate's Subsidiaries; (2) to the extent that it may constitute Indebtedness of the Guarantor, any liability for federal, state, foreign, local or other taxes owed or owing by the Guarantor; (3) to the extent that it may constitute Indebtedness of the Guarantor, any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);
(4) that portion of any Indebtedness that is Incurred by such Guarantor in violation of this Indenture; (5) Indebtedness evidenced by a Guarantee of the Securities; (6) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (7) to the extent that it may constitute Indebtedness of such Guarantor, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (8) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.
No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

                "GUARANTOR SENIOR SUBORDINATED INDEBTEDNESS" means, as to that for the purpose of this definition, all references to the Company in the definition of definition of Senior Subordinated Indebtedness shall be deemed references to such Guarantor, any Guarantor, Senior Indebtedness of such Guarantor, it being understood.

                "GUARANTORS" means each Subsidiary of the Company (other than Foreign Subsidiaries and Unrestricted Subsidiaries) which is required to become a Guarantor pursuant to the terms of this Indenture.

                "HOLDERS" means the registered holders of the Securities.

                "IAI GLOBAL SECURITY" means a permanent global security in registered form representing the aggregate principal amount of Securities transferred after the Issue Date to Institutional Accredited Investors.

                "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Subsidiary of the Company (or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary of the Company (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

                "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person,
(a) the principal amount of every obligation of such Person for money borrowed;
(b) the principal amount of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including the principal amount of such obligations incurred in connection with the acquisition of property, assets or businesses; (c) reimbursement obligations of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) the principal amount of obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business); (e) Capital Lease Obligations of such Person; (f) net obligations under Interest Rate Protection Obligations or similar agreements or Currency Agreements of such Person; (g) Attributable Indebtedness; (h) any Disqualified Equity Interests of the Company or any preferred stock of any Restricted Subsidiary of the Company not held by the Company or a Restricted Subsidiary; (i) obligations of the type referred to in clauses (a) through (j) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (j) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (i) above. Indebtedness
(i) with respect to reimbursement obligations as described under clause (c) above, shall not be deemed Incurred if satisfied within 15 Business

Days of such Incurrence and (ii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination.

                "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized accounting, appraisal, investment banking firm or consultant (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                "INITIAL PURCHASERS" means Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                "INITIAL SECURITIES" means the 9 3/8% Senior Subordinated Notes due 2005 of the Company issued hereunder.

                "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                "INTEREST" means, with respect to the Securities, the sum of any cash interest and any Additional Interest (as defined in the Registration Rights Agreement) on the Securities.

                "INTEREST PAYMENT DATE" means each semiannual interest payment date on May 1 and November 1 of each year, commencing on November 1, 1998.

                "INTEREST RATE PROTECTION OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements relating to fluctuations in interest rates.

                "INTEREST RECORD DATE" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                "INVENTORY" means, with respect to any Person as of any date of determination, the then book value of inventory which would appear on the consolidated balance sheet of such Person in accordance with GAAP, plus the then book value of video rental product recorded on the books of such Person in accordance with GAAP.

                "INVESTMENT" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of Section 4.05, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such In-vestment; PROVIDED, HOWEVER, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

                "ISSUE DATE" means the date on which the Securities are originally issued.

                "LIEN" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                "MATURITY DATE" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

                "NET CASH PROCEEDS" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary of the Company in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sales; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by a Restricted Subsidiary, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

                "NET PROCEEDS UTILIZATION DATE" has the meaning set forth in the second paragraph under Section 4.06.

                "NEW CREDIT FACILITY" means the Credit Agreement, dated on or before the Issue Date, by and among the Company, the Subsidiaries of the Company identified on the signature pages thereto, the lenders named therein, and The Chase Manhattan Bank, as Agent, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

                "NON-AFFILIATED JOINT VENTURE" means any Person (other than a Subsidiary) in which the Company or its Subsidiaries have an ownership interest in excess of 25% and in which no Affiliate of the Company has any other interest; PROVIDED, HOWEVER, that the business of such joint venture relates to the development, marketing or sale of products of the Company and its Subsidiaries.

                "OBLIGATIONS" means any principal, interest (including, without limitation, Post-Petition Interest), premium, if any, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                "OFFER" has the meaning set forth in the definition of "Offer to Purchase" below.

                "OFFER TO PURCHASE" means a written offer (the "OFFER") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "EXPIRATION DATE") of the Offer to Purchase, which shall be not less than 30 nor more than 90 days after the date of such Offer, and a settlement date (the "PURCHASE DATE") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein and shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made and (2) the circumstances and relevant facts and relevant financial information regarding the Offer to Purchase.

                An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                "OFFICER" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

                "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 11.04 and 11.05.

                "144A GLOBAL SECURITY" means a permanent global security in registered form representing the aggregate principal amount of Initial Securities sold in reliance on Rule 144A.

                "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                "PARTICIPANTS" has the meaning provided in Section 2.15.

                "PAYING AGENT" has the meaning provided in Section 2.03.

                "PERMITTED BUSINESS" means the businesses engaged in by the Company and its Subsidiaries as of the Issue Date, businesses utilizing the TOWER trademark, and businesses which are reasonably related or incidental to the foregoing or which are extensions thereof.

                "PERMITTED HOLDER" means each of Russell M. Solomon, Doris E. Solomon, the Trusts, Michael Solomon, David Solomon, Stanley Goman, DeVaughn Searson and Christopher Hopson.

                "PERMITTED INDEBTEDNESS" has the meaning set forth in the second paragraph of Section 4.03.

                "PERMITTED INVESTMENTS" means (a) Investments in Cash Equivalents or deposit accounts maintained in the ordinary course of business;
(b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Investments under Interest Rate Protection Obligations and Currency Agreements; (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (e) Investments in the Company and Investments in a Restricted Subsidiary of the Company and Investments in a Person which is engaged in (or immediately after such Investment will be engaged in) a Permitted Business and if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
(f) Investments acquired in exchange for Qualified Equity Interests; (g) loans or advances to officers or employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses); (h) any Investment existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof; (i) any Investment accepted as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06; (j) advances and extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (k) Investments in Non-Affiliated Joint Ventures in an aggregate amount not to exceed $5.0 million during any fiscal year; (l) other Investments by the Company or any Restricted Subsidiary in any Person having an aggregate fair market value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (l) that are at the time outstanding, not to exceed $15.0 million; and (m) intercompany Investments permitted under clauses (c), (h) and (i) of Section 4.03.

                "PERMITTED JUNIOR SECURITIES" means any securities of the Company or any other Person that are (i) Equity Interests or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding (and any Indebtedness or debt securities issued in exchange for Senior Indebtedness), to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the Issue Date, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the Issue Date and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

                "PERMITTED LIENS" means (i) Liens securing Senior Debt of the Company and its Restricted Subsidiaries; (ii) Liens existing on the Issue Date;
(iii) Liens on the assets of the Company or any of its Restricted Subsidiaries to secure Interest Rate Protection Obligations and Currency Agreements permitted by this Indenture to be incurred; (iv) Liens on property of a Person existing at the time such Person or such Person's parent corporation becomes a Subsidiary of the Company or any Subsidiary of the Company; PROVIDED THAT such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of such Person; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED THAT such Liens were in existence prior to the contemplation of such acquisition and extend only to the property so acquired and the proceeds thereof; (vi) Liens to secure any Indebtedness permitted by clause (h) of Section 4.03 incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), PROVIDED, HOWEVER, that such new Lien shall be limited to all or part of the same property that secured the original Lien (PROVIDED THAT such Liens may extend to after-acquired property, including any assets or Equity Interests of any subsequently formed or acquired Subsidiary, if such original Lien included such property or assets as collateral) and the Indebtedness secured by such Lien at such time is not increased to any amount greater than permitted under Section 4.03, or, in the case of other Senior Debt, or, in the case of other Indebtedness, the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses
(i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Company or any Guarantor;
(viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit and accruals in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, PROVIDED THAT any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (e) of Section 4.03 covering only the assets acquired or financed with such Indebtedness, together with any additions and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (xii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 90 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; PROVIDED, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Restricted Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) deposits made in the ordinary course of business to secure liability to insurance carriers, and Liens on the proceeds of insurance granted to insurance carriers solely to secure the payment of financed premiums;
(xviii) any attachment or judgment Lien not constituting an Event of Default under clause (vii) of Section 6.01; (xix) any interest or title of a lessor or sublessor under any operating lease; (xx) Liens arising by virtue of any common law, statutory or contractual provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit or securities accounts maintained in the ordinary course of business; (xxi) Liens in favor of a trustee under any indenture securing amounts due to the trustee in connection with its services under such indenture; (xxii) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business; (xxiii) purchase money Liens on Inventory and the proceeds thereof securing obligations owed to vendors in the ordinary course of business; and (xxiv) Liens arising out of consignments or similar arrangements for the sale of goods entered into in the ordinary course of business.

                "PERMITTED LIFE INSURANCE" means life insurance on the lives of Russell M. Solomon and Doris Solomon, the beneficiaries of which are the Company (up to the amounts of the premiums paid by the Company) and the Trusts, and certain other similar life insurance policies maintained on the lives of executive officers of the Company, in each case described under the caption "Certain Transactions" in the offering memorandum of the Company distributed in connection with the issuance and sale of the Initial Securities.

                "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "PHYSICAL SECURITIES" means one or more certificated Securities in registered form.

                "POST-PETITION INTEREST" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                "PREFERRED EQUITY INTEREST," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

                "PRINCIPAL" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

                "PRIVATE EXCHANGE SECURITIES" has the meaning provided in the Registration Rights Agreement.

                "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Initial Securities in the form set forth on EXHIBIT A hereto.

                "PURCHASE AGREEMENT" means the Purchase Agreement dated as of April 20, 1998 by and among the Company and the Initial Purchasers.

                "PURCHASE DATE" has the meaning set forth in the definition of "Offer to Purchase" above.

                "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Subsidiary of the Company (including, without limitation, conditional sale obligations and title retention agreements) Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property (real or personal) (if incurred within 270 days of the date of purchase or completion of such construction or improvement); PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refi-nancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof, plus any premium required to accomplish such refinancing, as of the date of refinancing.

                "QUALIFIED EQUITY INTEREST" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

                "QUALIFIED INSTITUTIONAL BUYER" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as EXHIBIT A.

                "REGISTRAR" has the meaning provided in Section 2.03.

                "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Company and the Initial Purchasers.

                "REGISTRATION" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                "REGULATION S" means Regulation S under the Securities Act.

                "REGULATION S PERMANENT GLOBAL SECURITY" means a permanent global Security in registered form representing the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

                "REGULATION S TEMPORARY GLOBAL SECURITY" means a temporary global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

                "RELATED PARTY" with respect to any Permitted Holder means
(i) any controlling stockholder, 51% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Permitted Holder or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (i).

                "REPRESENTATIVE" means this Indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; PROVIDED, HOWEVER, that if, and for so long as, any issue of Senior Indebtedness lacks such a representative, then the Representative for such issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Indebtedness.

                "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S under the Securities Act.

                "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.12. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

                "RULE 144A" means Rule 144A under the Securities Act.

                "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                "SECURITIES" means, collectively, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                "SENIOR INDEBTEDNESS" means, at any date, (a) all Indebtedness of the Company under the New Credit Facility; (b) all other Indebtedness of the Company, unless the instrument under which such Indebtedness of the Company is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities; and (c) all Obligations with respect to the foregoing. Notwithstanding the foregoing, Senior Indebtedness shall not include
(a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of this Indenture; (e) Indebtedness evidenced by the Securities;
(f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company. No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

                "SIGNIFICANT RESTRICTED SUBSIDIARY" means, at any date of determination, (a) any Subsidiary of the Company that together with its Subsidiaries (i) for the most recent fiscal year of the Company, accounted for more than 10.0% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Subsidiaries for such year prepared in conformity with GAAP, and (b) any Subsidiary of the Company which, when aggregated with all other Subsidiaries of the Company that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clauses (viii) and (ix) of Section 6.01 above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

                "STATED MATURITY" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                "SUBORDINATED INDEBTEDNESS" means, with respect to the Company, any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

                "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

                "SUBSIDIARY GUARANTEES" means the Guarantee of the securities by the Guarantor under Article Twelve.

                "SURVIVING PERSON" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                "TRUST OFFICER" means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                "TRUSTS" means, collectively, The Michael Solomon 1994 Trust and The David Solomon 1994 Trust created under the trust agreement, dated as of July 29, 1994, known as The Russell M. and Doris E. Solomon 1994 Children's Trust, as amended.

                "UNRESTRICTED SECURITIES" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in EXHIBIT A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to Section 4.12. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

                "UNUTILIZED NET CASH PROCEEDS" has the meaning set forth in the third paragraph under Section 4.06.

                "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                "VOTING EQUITY INTERESTS" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

                "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by
(ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

                "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company all of the outstanding Voting Equity Interests (other then directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                "COMMISSION" means the SEC.

                "INDENTURE SECURITIES" means the Securities.

                "INDENTURE SECURITY HOLDER" means a Holder.

                "INDENTURE TO BE QUALIFIED" means this Indenture.

                "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee.

                "OBLIGOR" means the Company or any other obligor on the Securities.

                All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.   RULES OF CONSTRUCTION.

                Unless the context otherwise requires:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                    (3)  "or" is not exclusive;

                    (4) words in the singular include the plural, and words in the plural include the singular;

                    (5) provisions apply to successive events and transactions; and

                    (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                     ARTICLE TWO

                                    THE SECURITIES

SECTION 2.01.   FORM AND DATING.

                The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of EXHIBIT A hereto, which is hereby incorporated in and expressly made a part of this Indenture.
The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of EXHIBIT B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including the Guarantee) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

                Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Securities, substantially in the form set forth in EXHIBIT A hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of Physical Securities in substantially the form set forth in EXHIBIT A.

                The Restricted Period for the Regulation S Temporary Global Security shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or an IAI Global Security) and (ii) receipt of an Opinion of

Counsel. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities.
Simultaneously with the authentication of Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by participants through Euroclear or Cedel Bank.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

                Two Officers or an Officer and an Assistant Secretary shall sign, or one Officer shall sign and one Officer and an Officer and an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

                If an Officer or Assistant Secretary whose signature is on a Security or a Subsidiary Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security or a Subsidiary Guarantee, as the case may be, the Security or a Subsidiary Guarantee, as the case may be, shall be valid nevertheless.

                A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $110,000,000, (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time only in exchange for (A) a like principal amount of Initial Securities or (B) a like principal amount of Private Exchange Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities (provided that Private Exchange Securities shall only be issued as Physical Securities) and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $110,000,000, except as provided in Sections 2.07 and 2.08.

                Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

                The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate

Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

                The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

                The Company shall maintain an office or agency, which shall be in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "REGISTRAR"), (b) Securities may be presented or surrendered for payment (the "PAYING AGENT") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company may act as Paying Agent, Registrar or co-Registrar.

                The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 8.07.

                The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.   PAYING AGENT TO HOLD ASSETS IN TRUST.

                The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any of their Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.   HOLDER LISTS.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.   TRANSFER AND EXCHANGE.

                Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10 or 3.06). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and none of the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Security or a Security received upon transfer. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.   REPLACEMENT SECURITIES.

                If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                Every replacement Security is an additional obligation of the Company.

SECTION 2.08.   OUTSTANDING SECURITIES.

                Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any Affiliates of the Company holds the Security.

                If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                If on a Redemption Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.   TREASURY SECURITIES.

                In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10.   TEMPORARY SECURITIES.

                Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

                Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.   CANCELLATION.

                The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section
2.07 and except for
the issuance of the Exchange Securities, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.   DEFAULTED INTEREST.

                The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities.

                If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.   CUSIP NUMBER.

                The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.   DEPOSIT OF MONEYS.

                Prior to 11 a.m. New York City time on each Interest Payment Date, Redemption Date, and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date or Final Maturity Date, as the case may be.

SECTION 2.15.   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT C.

                Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; PROVIDED, HOWEVER, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security or the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the securities as Physical Securities, or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities; PROVIDED that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Physical Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.

                (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.   REGISTRATION OF TRANSFERS AND EXCHANGES.

                (a) TRANSFER AND EXCHANGE OF PHYSICAL SECURITIES. When Physical Securities are presented to the Registrar or co-Registrar with a request:

                    (i)   to register the transfer of the Physical Securities;
      or

                    (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; PROVIDED, HOWEVER, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                (A) if such Physical Security is being delivered to the
                    Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of EXHIBIT D hereto); or

                (B) if such Physical Security is being transferred to a
                    QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of EXHIBIT D hereto); or

                (C) if such Physical Security is being transferred to an
                    Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and a transferee letter of representation (substantially in the form of EXHIBIT E hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (D) if such Physical Security is being transferred in
                    reliance on Regulation S, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and a transferor certificate for Regulation S transfers substantially in the form of EXHIBIT F hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (E) if such Physical Security is being transferred in
                    reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (F) if such Physical Security is being transferred in
                    reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                (b) RESTRICTIONS ON TRANSFER OF A PHYSICAL SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                (A) certification, substantially in the form of EXHIBIT D
                    hereto, that such Physical Security is being transferred (I) to a QIB, (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or
                    (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

                (B) written instructions directing the Registrar or
                    co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no 144A Global Security, IAI Global Security or Regulation S Global Security, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to
Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.
Private Exchange Securities, as such, may not be exchanged for a beneficial interest in a Global Security.

                (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Security, an IAI Global Security or a Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be obtained is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Security) the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A PHYSICAL SECURITY.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; PROVIDED, HOWEVER, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in Global Security for a Physical Security; PROVIDED that in no event shall Physical Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act as stated in an Opinion of Counsel. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                (A) if such beneficial interest is being transferred in
                    reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (B) if such beneficial interest is being transferred in
                    reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

                  (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                (e)  RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL
SECURITIES. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act;(ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

                (g) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar


                                    ARTICLE THREE

                                      REDEMPTION

SECTION 3.01.   NOTICES TO TRUSTEE.

                If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities, the Redemption Date, the redemption price and the principal amount of the Securities to be redeemed. Any such notice may be canceled (with at least five days' notice in writing) at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.   SELECTION OF SECURITIES TO BE REDEEMED.

                If less than all of the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a PRO RATA basis; PROVIDED, HOWEVER, that no Securities of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, HOWEVER, that if a partial redemption is made with the net cash proceeds of an Equity Offering received by the Company, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. On and after the Redemption Date, interest shall cease to accrue on the Securities or portions thereof called for redemption, whether or not such Securities are presented for payment.

SECTION 3.03.   NOTICE OF REDEMPTION.

                At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; PROVIDED, HOWEVER, that notice of a redemption pursuant to paragraph 5(b) of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days after the date of the closing of the relevant Equity Offering of the Company.

                Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

                (1) the Redemption Date;

                (2) the redemption price;

                (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (5) that, as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

                (6) in the case of any redemption pursuant to paragraph 5 of the Securities, if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

                (7) the subparagraph of the Securities pursuant to which such redemption is being made; and

                (8) that no representation is made as to the accuracy of the CUSIP number listed in such notice or printed on such Security.

                At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

                Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

                On or before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.   SECURITIES REDEEMED IN PART.

                Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                     ARTICLE FOUR

                                      COVENANTS

SECTION 4.01.   PAYMENT OF SECURITIES.

                The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliates of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

                Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

                The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any office or agency required by Section 2.03. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.

SECTION 4.03.   LIMITATION ON INDEBTEDNESS.

                The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; PROVIDED, HOWEVER, that the Company may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would
be greater than (x) 2.00   to 1.00 if such Indebtedness is Incurred prior to
the second anniversary of the Issue Date or (y) 2.25 to 1.00 if such Indebtedness is incurred thereafter.

                The limitations contained in the preceding paragraph will not apply to the Incurrence of any of the following (collectively, "PERMITTED INDEBTEDNESS"), each of which shall be given independent effect:

                (a)  Indebtedness under the Securities and any Guarantees;

                (b) Indebtedness Incurred under the New Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) the maximum committed amount (without giving effect to any borrowing base restrictions) under the New Credit Facility on the Issue Date or (y) the sum of (i) the cash and Cash Equivalents of the Company and its Restricted Subsidiaries, (ii) 80% of the then book value of accounts receivable of the Company and its Restricted Subsidiaries as such amount would appear on a consolidated balance sheet of the Company prepared in accordance with GAAP, and (iii) 80% of the then book value of Inventory of the Company and its Restricted Subsidiaries;

                (c) Indebtedness of any Restricted Subsidiary of the Company owed to and held by the Company or any Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary and that is unsecured and subordinated in right of payment in liquidation to the payment of the Company's obligations under any Senior Indebtedness, this Indenture and the Securities; PROVIDED, HOWEVER, that an Incurrence of Indebtedness that is not otherwise permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary of the Company referred to in this clause (c) to a Person (other than the Company or a Restricted Subsidiary), or (ii) any sale or other disposition of Equity Interests of any Subsidiary which holds Indebtedness of the Company or another Subsidiary;

                (d) Indebtedness under Interest Rate Protection Obligations; PROVIDED, HOWEVER, that such Interest Rate Protection Obligations have been entered into for bona fide business purposes and not for speculation;

                (e) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any Restricted Subsidiary in an aggregate principal amount (including refinancings thereof) at any one time outstanding not to exceed 5% of aggregate total revenue of the Company and its Restricted Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (determined at the time of Incurrence); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may incur any amount of additional Indebtedness of the type specified above in this clause (e) which is secured by real estate and any improvements thereon so long as the sole recourse of the obligee with respect to such Indebtedness is to the real property and/or improvements financed, fixtures related thereto and any accessions and additions thereto, replacements and substitutions therefor and the proceeds (including insurance proceeds thereof);

                (f) Indebtedness under Currency Agreements; PROVIDED, HOWEVER, that such Currency Agreements have been entered into for bona fide business purposes and not for speculation;

                (g)  Existing Indebtedness;

                (h) Indebtedness to the extent representing a replacement, renewal, defeasance, refinancing or extension (collectively, a "REFINANCING") of any outstanding Indebtedness; PROVIDED, HOWEVER, that
      (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced (or in the case of a refinancing of the New Credit Facility the maximum permitted amount under clause (b) above), plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced and (iii) Indebtedness that is pari passu with, or subordinate to the Securities may only be refinanced with Indebtedness that is made PARI PASSU with or subordinate in right of payment to the Securities and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; PROVIDED, FURTHER, that Indebtedness of the Company may be refinanced by Indebtedness of a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary of the Company may be refinanced by Indebtedness of the Company;

                (i) guarantees by the Company or a Restricted Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary so long as the Incurrence of such Indebtedness is otherwise permitted by the terms of this Indenture.

                (j) Acquired Indebtedness and Indebtedness Incurred in connection with the acquisition of assets; PROVIDED that such Indebtedness was incurred by the prior owner of such assets prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness (including refinancings thereof) incurred pursuant to this clause (j), does not exceed $5.0 million;

                (k) additional Indebtedness of Restricted Subsidiaries of the Company, incurred after the Issue Date, in an aggregate principal amount at any time outstanding (including refinancings thereof) not to exceed $20.0 million;

                (l) Indebtedness in respect of worker's compensation, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

                (m) Indebtedness incurred in connection with the acquisition of capital stock of Restricted Subsidiaries existing on the Issue Date representing minority interests in such Restricted Subsidiaries in an aggregate principal amount (including refinancings thereof) not to exceed $2.0 million; and

                (n) additional Indebtedness of the Company or any of its Restricted Subsidiaries, Incurred after the Issue Date, in an aggregate principal amount at any time outstanding (including refinancings thereof), not to exceed $20.0 million.

                For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (n) above or is entitled to be Incurred pursuant to the first paragraph of this
Section 4.03, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof or as having been divided and incurred pursuant to more than one of such clauses or the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. If the Indebtedness is Incurred, denominated and payable in other than United States currency, then the Indebtedness shall be converted into United States currency using the spot foreign exchange rate of the currency in which such Indebtedness is Incurred, denominated and payable on the date of Incurrence of such Indebtedness. Indebtedness Incurred under clause (h) above as a refinancing of the New Credit Facility may be Incurred as two or more separate facilities entered into at the same time or at different times so long as such facilities in the aggregate constitute a refinancing of the New Credit Facility in a maximum amount not to exceed the amount permitted under clause (b) above.

SECTION 4.04.   LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS.

                The Company will not, directly or indirectly, Incur, or suffer to exist, any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and subordinate in right of payment to any other Indebtedness of the Company.

SECTION 4.05.   LIMITATION ON RESTRICTED PAYMENTS.

                The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly,

                (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than any dividends, distributions and payments made solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

                (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

                (iii) make any Investment in any Person (other than Permitted Investments); or


                (iv) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any such payment or any other action (other than any exception thereto) described in (i), (ii) or (iii), a "RESTRICTED PAYMENT"), unless

                (a) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

                (b) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.03; and

                (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iv) of the next succeeding paragraph) does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus
      (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Subsidiary of the Company Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company (minus the amount of any cash or property distributed by the Company or any Subsidiary of the Company upon such conversion or exchange), plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to 100% of the net cash proceeds thereof (or dividends, distributions or interest payments received in cash thereon), plus
      (5) with respect to any Unrestricted Subsidiary that has been designated or re-designated as a Restricted Subsidiary after the Issue Date, the direct or indirect proportionate interest of the Company in such Subsidiary multiplied by an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP, plus (6) $5.0 million.

                The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date or declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, Qualified Equity Interests received by the Company; PROVIDED, HOWEVER, that any such net cash proceeds or any Equity Interest issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Securities pursuant to paragraph 5 of the Securities; (iii) payments by the Company to, or to enable Parent to, purchase, redeem or acquire for value shares of capital stock of the Company or Parent (other than Disqualified Equity Interests) or options on such shares held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; PROVIDED, HOWEVER, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iii) do not in any one fiscal year exceed $5.0 million;
(iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.06; (v) the purchase of capital stock representing minority interests in Restricted Subsidiaries; PROVIDED, HOWEVER, that the aggregate cash consideration paid pursuant to this clause (v) does not exceed $5.0 million; (vi) the payment of premiums in connection with the maintenance of Permitted Life Insurance; (vii) payments by the Company to Parent to fund the payment by Parent of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by Parent so long as the aggregate amount of payments pursuant to this clause (vii) does not exceed
$1.0 million in any fiscal year; and (viii) payments by the Company to fund taxes of Parent for a given taxable year in an amount equal to the Company's "separate return liability," as if the Company were the parent of a consolidated group (for purposes of this clause (viii) "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of the Company defined as if the Company had filed its own U.S. federal tax return for such taxable year); PROVIDED, HOWEVER, that in the case of each of clauses (ii), (iii) and (iv), no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

                The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.06.   DISPOSITION OF PROCEEDS OF ASSET SALES.

                The Company shall not, and shall not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (a) cash or Cash Equivalents or (b) property or assets that are used or useful in a Permitted Business, or Equity Interests of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary; PROVIDED that the amount of (x) any liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities of the Company that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to the customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 360 days following the closing of such Asset Sale, will be deemed to be cash for purposes of this provision; PROVIDED FURTHER that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

                The Company or such Restricted Subsidiary of the Company, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 360 days of receipt thereof to repay Senior Indebtedness, or (ii) make an Investment in property or assets that are used or useful in a Permitted Business, or Equity Interests of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary.

                To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied as described in clause (i) or (ii) of the immediately preceding paragraph within the time periods set forth therein (the "NET PROCEEDS UTILIZATION DATE") (such Net Cash Proceeds, the "UNUTILIZED NET CASH PROCEEDS"), the Company shall, within 20 days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; PROVIDED, HOWEVER, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $15.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph.

                With respect to any Offer to Purchase affected pursuant to this
Section 4.06, among the Securities, to the extent the aggregate principal amount of Securities tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Securities tendered by the Holders of the Securities pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not required to be applied to repurchase Securities tendered pursuant to such Offer for any purpose consistent with the other terms of this Indenture.

                In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

                Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

SECTION 4.07.   LIMITATION ON LIENS.

                The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, Incur, or suffer to exist, any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities and all other amounts due under this Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Securities prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness and (ii) Permitted Liens.

SECTION 4.08. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to
(a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any Restricted Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) the New Credit Facility as in effect on the Issue Date, any other agreement of the Company or its Restricted Subsidiaries outstanding on the Issue Date as in effect on the Issue Date and any other agreement of the Company or its Restricted Subsidiaries outstanding from time to time governing Senior Indebtedness, and any amendments, restatements, renewals, replacements or refinancings thereof; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary of the Company as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); PROVIDED, HOWEVER, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of the Company or any Restricted Subsidiary of the Company, other than the Acquired Person;
(iv) customary non-assignment, subletting or restriction on transfer provisions or restrictions on cash or other deposits or net worth maintenance provisions under leases, licenses or other contracts entered into in the ordinary course of business; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired and the proceeds thereof; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Subsidiary of the Company; PROVIDED, HOWEVER, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with
Section 4.06 to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (h) of the second paragraph of Section 4.03; or (viii) this Indenture.

SECTION 4.09.   TRANSACTIONS WITH AFFILIATES.

                The Company will not and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (including, without limitation, any Unrestricted Subsidiary or the Company) or any officer, director or employee of the Company or any Subsidiary of the Company (each an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million in any fiscal year, such Affiliate Transaction is in writing and a majority of the disinterested members, if any, of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $10.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or its Subsidiaries involved in such Affiliate Transaction, as the case may be.

                Notwithstanding the foregoing, the restrictions set forth in this Section 4.09 will not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries or between the Company and/or one or more of its Restricted Subsidiaries on the one hand, and Non-Affiliated Joint Ventures, on the other hand; (ii) reasonable fees and compensation (including customary benefit, deferred compensation, retirement and stock incentive or similar plans) paid or made available to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any

Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (iii) advances and loans to employees for relocation, entertainment and travel expenses, drawing accounts and other matters in the ordinary course of business, (iv) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date), (v) any Restricted Payments made in compliance with
Section 4.05, and (vi) transactions in connection with the maintenance of Permitted Life Insurance.

SECTION 4.10.   PROVISION OF FINANCIAL INFORMATION.

                Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding and prior to the later of the consummation of the exchange offer in respect of the Initial Securities and the filing of the initial Shelf Registration Statement (as defined in the Registration Rights Agreement), if required, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial Holder of Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such Holder. The first such report will be for the fiscal period ending April 30, 1998.

SECTION 4.11.   FUTURE GUARANTEES

                At any time either (x) in excess of 10.0% of the consolidated net assets of the Company are owned by Restricted Subsidiaries (other than Foreign Subsidiaries) of the Company or (y) in excess of 10.0% of the Consolidated EBITDA of the Company is derived from Restricted Subsidiaries (other than Foreign Subsidiaries) of the Company, within 90 days of the filing of the financial statements with the Commission which indicate that either clause (x) or clause (y) above is applicable, the Company shall cause such Restricted Subsidiaries (other than Foreign Subsidiaries) to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to this Indenture and thereby unconditionally guarantee on an unsecured senior subordinated basis (on substantially the same terms as the subordination of the Securities) (a "GUARANTEE") all of the Company's Obligations under the Securities and this Indenture on the terms set forth therein and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a guarantor (a "GUARANTOR") for all purposes of this Indenture. The Guarantee of a Guarantor will be released upon the sale or transfer of a majority of the capital stock of such Guarantor owned directly or indirectly by the Company, provided that such sale or transfer complies with all of the terms of this Indenture, or such Guarantor becoming an Unrestricted Subsidiary in accordance with the terms of this Indenture.

                Each Guarantee will be a continuing guarantee and will
(a) remain in full force and effect until payment in full of all of the obligations covered thereby, (b) be binding upon each Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

SECTION 4.12.   DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

                The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "DESIGNATION") only if:

                (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                (ii) immediately after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03; and

                (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of the Section 4.05 in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the parent's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

                Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for or guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, that the Company may pledge Equity Interests or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company of the capital stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

                The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "REVOCATION") only if:

                (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

                (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, be permitted to be Incurred for all purposes of this Indenture; and

                (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by

      Section 4.09 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

                All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.13.   CHANGE OF CONTROL.

                (a) Following the occurrence of a Change of Control (the date of such occurrence being the "CHANGE OF CONTROL DATE"), the Company shall notify the Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 60 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company covenants that if the purchase of the Securities would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Securities, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under any such Indebtedness required to permit the purchase of the Securities as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Securities pursuant to the provisions described below.

                (c) Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred (the "CHANGE OF CONTROL DATE"), the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Securities, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities validly tendered and not withdrawn will be accepted for payment;

                (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE");

                (3) that any Security not tendered will continue to accrue interest;

                (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent and Registrar for the Securities at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; PROVIDED, HOWEVER, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; and

                (8) the circumstances and relevant facts regarding such Change of Control.


                (d) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Upon the payment of the purchase price for the Securities accepted for purchase, the Trustee shall return the Securities purchased to the Company for cancellation. Any monies remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Eight. For purposes of this
Section 4.15, the Trustee shall, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight, act as the Paying Agent.

                (e) If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.14.   NOTICE OF DEFAULTS.

                (a) In the event that any material Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.15.   COMPLIANCE CERTIFICATE.

                The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any failure of the Company to comply with any of its obligations under this Indenture or any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this
Section 4.15 shall be for the fiscal year ending July 31, 1998.

SECTION 4.16.   CORPORATE EXISTENCE.

                Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole; PROVIDED, FURTHER, HOWEVER, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Restricted Subsidiaries of the Company with or into the Company or another Wholly-Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly-Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia. This
Section 4.16 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, another section of this Indenture.

SECTION 4.17. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR, MANAGER AND SHAREHOLDERS.

                No director, officer, employee, incorporator, manager or shareholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


                                     ARTICLE FIVE

                            MERGERS; SUCCESSOR CORPORATION


SECTION 5.01.   MERGERS, SALE OF ASSETS, ETC.

                (a) The Company shall not consolidate with or merge with or into any other Person and the Company shall not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the

Company's properties and assets to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a Person organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; and (ii) immediately thereafter on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

                (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries of the Company the Equity Interests of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

                In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the surviving Person and the surviving Person is to assume all the Obligations of the Company under the Securities and this Indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under this Indenture and the Securities.


                                     ARTICLE SIX

                                 DEFAULT AND REMEDIES


SECTION 6.01.   EVENTS OF DEFAULT.

                Each of the following shall be an "EVENT OF DEFAULT" for purposes of this Indenture:

                (i) failure to pay principal of (or premium, if any, on) any Security when due (whether or not prohibited by the provisions of this Indenture described in Article Seven;

                (ii) failure to pay any interest on any Security when due, continued for 30 days or more (whether or not prohibited by the provisions of this Indenture described in Article Seven;

                (iii) default in the payment of principal of or interest on any Security required to be purchased pursuant to any Offer to Purchase required by this Indenture when due and payable or failure to pay if required under this Indenture on the Purchase Date the purchase price for any Security validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of this Indenture described in Article Seven);

                (iv) failure to perform or comply with any of the provisions described in Section 5.01;

                (v) failure to perform any other covenant, warranty or agreement of the Company under this Indenture or in the Securities, continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities;

                (vi) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Significant Restricted Subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any Significant Restricted Subsidiary to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived;

                (vii) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Significant Restricted Subsidiary in an amount of $15.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

                (viii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding under any Bankruptcy Law; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding under any Bankruptcy Law; (iii) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it;
      (iv) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (v) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing; or

                (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company; and in each case the order or decree remains unstayed and in effect for 60 days; PROVIDED, HOWEVER, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                The Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Securities outstanding, give the Holders of the Securities thereof notice of all uncured Defaults or Events of Default thereunder known to it; PROVIDED, HOWEVER, that, except in the case of a Default or an Event of Default in payment with respect to the Securities or a Default or Event of Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.

                No Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Securities for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

                The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under this Indenture and as to any material default in such performance.

                The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.   ACCELERATION.

                If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (viii) or (ix) of Section 6.01) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the Holders specifying the respective Event of Default and that it is a "notice of acceleration" (an "ACCELERATION NOTICE")) may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable.

                If an Event of Default specified in clause (viii) or (ix) of
Section 6.01 occurs, all unpaid principal of and accrued interest on all outstanding Securities shall IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                Any such declaration with respect to the Securities may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Securities that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(viii) and
(ix), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.   OTHER REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULT.

                Subject to Sections 6.07 and 10.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

                Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising
any trust or power conferred on it.   However, the Trustee may refuse to follow
any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.   LIMITATION ON SUITS.

                A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

                If an Event of Default in payment of principal or interest specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate PER ANNUM borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

                The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10.   PRIORITIES.

                If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                First: to the Trustee for amounts due under Section 8.07;

                Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                Third: to the Company.

                The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.


                                    ARTICLE SEVEN

                             SUBORDINATION OF SECURITIES


SECTION 7.01.   AGREEMENT TO SUBORDINATE.

                The Company agrees, and each Holder by accepting a Security agrees, that the payment of the principal of, premium, if any, and interest on such Security is subordinated in right of payment, to the extent and in the manner provided in this Article Seven, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness.

SECTION 7.02.   LIQUIDATION, DISSOLUTION, BANKRUPTCY.

                (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds deposited in accordance with, and held in trust for the benefit of Holders as set forth in Section 9.02 (a "DEFEASANCE TRUST PAYMENT")), all Senior Indebtedness then due shall first be paid in full in cash or cash equivalents before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution by the Company with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment).

                (b) Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding up or total liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor, to or for the holders of such Senior Indebtedness.

SECTION 7.03.   DEFAULT ON SENIOR INDEBTEDNESS.

                No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Offer to Purchase, as a payment into the Defeasance Trust or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Offer to Purchase or otherwise, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of this Indenture or the Securities to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

SECTION 7.04.   ACCELERATION OF PAYMENT OF SECURITIES.

                If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders or the Representative (if any) of each issue of Designated Senior Indebtedness which is then outstanding; PROVIDED, HOWEVER, that the Company and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Company and the Trustee (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified). If a notice is required pursuant to the immediately preceding sentence, the Company may not pay the Securities (except payment (i) in Qualified Equity Interests issued by the Company to pay interest on the Securities or issued in exchange for the Securities, (ii) in securities substantially identical to the Securities issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Securities and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities, as long as the court, in approving any payment or distribution or stock or securities of the type described in the preceding clauses (i)-(iii), gives effect to the subordination provisions set forth in this Indenture), until give Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Securities only if the provisions of this Article Seven otherwise permit payment at that time.

SECTION 7.05.   WHEN DISTRIBUTION MUST BE PAID.

                If a payment or distribution is made to the Trustee or to Holders that because of this Article Seven should not have been made to them, the Trustee (except as provided in Section 7.09) or the Holders who receive such payment or distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

SECTION 7.06.   SUBROGATION.

                After all Senior Indebtedness is paid in full in cash or Cash Equivalents, or other form acceptable to holders of Senior Indebtedness, and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A payment or distribution made under this Article Seven to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company of Senior Indebtedness.

SECTION 7.07.   RELATIVE RIGHTS.

                This Article Seven defines the relative rights of Holders of the Securities on the one hand and holders of Senior Indebtedness on the other hand. Nothing in this Indenture shall:

                (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive payments or distributions otherwise payable to Holders.

SECTION 7.08.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

                No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

SECTION 7.09.   RIGHTS OF TRUSTEE AND PAYING AGENT.

                Notwithstanding Section 7.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Seven. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. Each Paying Agent shall have the same rights and obligations under this Article Seven as does the Trustee.

                The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Seven with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Seven shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 7.10.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                Whenever a payment or distribution is to be made or a notice given to holders of Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

SECTION 7.11. ARTICLE SEVEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

                The failure to make any payment or distribution on account of the Securities by reason of any provision in this Article Seven will not prevent, or be construed as preventing, the occurrence of a Default or Event of Default. Nothing in this Article Seven shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

SECTION 7.12.   TRUST MONEYS NOT SUBORDINATED.

                Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Nine by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Seven, and none of the Holders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness of the Company, or any other creditor of the Company.

SECTION 7.13.   TRUSTEE ENTITLED TO RELY.

                Upon any payment or distribution pursuant to this Article
Seven, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 7.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Seven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Seven, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution. The Trustee shall have the right to seek a declaratory judgment as to any right of such Person to receive such payment or distribution. The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Seven.

SECTION 7.14.   TRUSTEE TO EFFECTUATE SUBORDINATION

                Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holder and the holders of Senior Indebtedness as provided in this Article Seven and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 7.15.   TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

                The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the first sentence of
Section 7.09, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company, or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Seven or otherwise.

SECTION 7.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

                Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                    ARTICLE EIGHT

                                       TRUSTEE


SECTION 8.01.   DUTIES OF TRUSTEE.

                (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights, as well as the obligations of the Guarantors under their respective Subsidiary Guarantees, and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

                (b)  Except during the continuance of a Default:

                (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1)    This paragraph does not limit the effect of paragraph
      (b) of this Section 8.01;

                (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.01.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02.   RIGHTS OF TRUSTEE.

                Subject to Section 8.01:

                (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care and appointed with the consent of the Company.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                (e) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

SECTION 8.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee, subject to Section 8.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.04.   TRUSTEE'S DISCLAIMER.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 8.05.   NOTICE OF DEFAULTS.

                If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This
Section 8.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 8.06.   REPORTS BY TRUSTEE TO HOLDERS.

                If required by TIA Section 313(a), as amended, within 60 days after each April 1 beginning with April 1, 1998, the Trustee shall mail to each Holder a report dated as of such April 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

                A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 8.07.   COMPENSATION AND INDEMNITY.

                The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The

Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel.

                The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company has been prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense at the Company's expense, PROVIDED that the Company shall not be liable in any action or for which it has assumed the defense for the expenses of separate counsel to the Trustee unless (1) the employment of separate counsel has been authorized by the Company, (2) the Trustee has reasonably concluded (based upon advice of counsel to the Trustee) that there may be legal defenses available to the Trustee that are different from or in addition to those available to the Company or (3) a conflict or potential conflict exists (based upon advice of counsel to the Trustee) between the Trustee and the Company, and PROVIDED, FURTHER, that in any such event the Company's reimbursement obligation with respect to separate counsel of the Trustee will be limited to the reasonable fees and expenses of such counsel.

                The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

                To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 8.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 8.08.   REPLACEMENT OF TRUSTEE.

                The Trustee may resign at any time by so notifying the Company in writing at least 10 days in advance. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                (a)  the Trustee fails to comply with Section 8.10;

                (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a Custodian or other public officer takes charge of the Trustee or its property; or

                (d)  the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Notwithstanding replacement of the Trustee pursuant to this
Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

                If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article Eight.

SECTION 8.10.   ELIGIBILITY; DISQUALIFICATION.

                This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee (or, in the case of a Trustee that is an Affiliate of a bank holding company, its bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA

Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Eight. The provisions of TIA Section 310 shall apply to the Company and any other obligor of the Securities.

SECTION 8.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                     ARTICLE NINE

                          DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 9.01.   TERMINATION OF THE COMPANY'S OBLIGATIONS.

                The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 9.01, if:

                (i) either (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or
      (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                (ii) the Company has paid all other sums payable under this Indenture by the Company; and

                (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                Notwithstanding the first paragraph of this Section 9.01, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 8.07, 8.08, 9.05
and 9.06 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 8.07, 8.08, 9.05 and 9.06 shall survive.

                After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and Guarantors' obligations under the Securities, the Subsidiary Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 9.02.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                (a) The Company may at its option terminate its obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may, at its option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Securities, subject in either case to compliance with the conditions set forth in Section 9.03.

                (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith and (iv) Article Nine of this Indenture (hereinafter, "LEGAL DEFEASANCE"). Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be released from its obligations under the covenants contained in Sections 4.03 through 4.13, inclusive, and Article Five with respect to the outstanding Securities (hereinafter, "COVENANT DEFEASANCE") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Securities. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03, any failure or omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities.

SECTION 9.03.   CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                In order to exercise either Legal Defeasance pursuant to
Section 9.02(b) or Covenant Defeasance pursuant to Section 9.02(c):

                (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. legal tender or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                (b) in the case of an election under 9.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee or confirming that the Holders of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 9.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a Default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (f) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation those arising under this Indenture and (B) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally.

                Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the Final Maturity Date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 9.04.   APPLICATION OF TRUST MONEY; TRUSTEE ACKNOWLEDGMENT AND
                INDEMNITY.

                The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to this Article nine, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

                After such delivery or irrevocable deposit and delivery of any Officers' Certificate or Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Article Nine or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.05.   REPAYMENT TO COMPANY.

                Subject to Sections 8.07 and 9.04, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money held by them at any time. The Trustee and the Paying Agent shall promptly pay to the Company request any money held by it for the payment of principal or interest that remains unclaimed for one year; PROVIDED, HOWEVER, that the Trustee or such Paying Agent before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.06.   REINSTATEMENT.

                If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with Section 9.03; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

                                     ARTICLE TEN

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.  WITHOUT CONSENT OF HOLDERS.

                The Company and the Guarantors, if any, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                (a) to cure any ambiguity, defect or inconsistency; PROVIDED, HOWEVER, that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

                (b) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                (e) to make any change that would provide any additional benefit or rights to the Holders;

                (f) to make any other change that does not adversely affect the rights of any Holder in any material respect under this Indenture;

                (g) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                (h) to add a Guarantor in accordance with Section 4.11 or otherwise;

PROVIDED, HOWEVER, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.  WITH CONSENT OF HOLDERS.

                Subject to Section 6.07, the Company and the Guarantors, if any, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement, or waive compliance by the Company with any provision of, this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                (a) change the maturity of the principal of or any installment of interest on any such Security or alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of the Securities;

                (b) reduce the principal amount of (or the premium of) any such Security;

                (c) reduce the rate of or extend the time for payment of interest on any such Security;

                (d) change the place or currency of payment of principal of (or premium) or interest on any such Security;

                (e) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture or the Securities subject thereto) or the right of the Holders of Securities to institute suit for the enforcement of any payment on or with respect to any such Security or Guarantee or the modification and amendment provisions of this Indenture and the Securities (other than to add sections of this Indenture or the Securities which may not be modified, amended, supplemented or waived without the consent of each Holder affected);

                (f) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

                (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

                (h) modify the ranking or priority of any Security in respect thereof in any manner adverse to the Holders or modify the definition of Senior Indebtedness or amend or modify the subordination provisions of this Indenture in any manner adverse to the Holders of the Securities; or

                (i) modify the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make an Offer to Purchase in a manner materially adverse to the Holders of Securities affected thereby otherwise than in accordance with this Indenture.

                It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

                Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  RECORD DATE FOR CONSENTS AND EFFECT OF CONSENTS.

                Until an amendment, supplement or, waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evi-dences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of a Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 120 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

                After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(a) through (i) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

                If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

                The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                    ARTICLE ELEVEN

                                    MISCELLANEOUS


SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

                This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.  NOTICES.

                Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                if to the Company:

                MTS, INCORPORATED
                2500 Del Monte Street, Bldg. C
                West Sacramento, CA  95691

                Attention:  DeVaughn D. Searson

                Facsimile:  (916) 373-2471
                Telephone:  (916) 373-2500

                if to the Trustee:

                State Street Bank and Trust Company of California, N.A. 633 West Fifth Street, 12th Floor
                Los Angeles, CA  90071

                Attention:  Corporate Trust Department

                Facsimile:  (213) 362-7357
                Telephone:  (213) 362-7300

                The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the register of Secutities kept by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE.

                Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the person making such certificate has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.06.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  GOVERNING LAW.

                THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT REGARD TO PRINCIPLES OF CON-

FLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.08.  NO RECOURSE AGAINST OTHERS.

                No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Subsidiary Guarantees, as the case may be, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.09.  SUCCESSORS.

                All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10.  COUNTERPART ORIGINALS.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11.  SEVERABILITY.

                In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.12.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13.  LEGAL HOLIDAYS.

                If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day.

                                    ARTICLE TWELVE

                                      GUARANTEE

SECTION 12.01.  UNCONDITIONAL GUARANTEE.

                Subject to the provisions of Article Thirteen, each Person who becomes a Guarantor pursuant to Section 4.13 of this Indenture shall hereby fully and unconditionally, jointly and severally, guarantee (each, a "GUARANTEE") to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 13.04. Each Guarantor hereby agrees that its obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 12.02.  SEVERABILITY.

                In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.03.  RELEASE OF A GUARANTOR.

                If the Securities are defeased in accordance with the terms of this Indenture, or if a Guarantor becomes an Unrestricted Subsidiary or if all or substantially all of the assets of any Guarantor or a majority of the equity interests of any Guarantor are sold (including by issuance or otherwise) or transferred by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section
4.08 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.08 and within the time limits specified by Section 4.08, then each Guarantor (in the case of defeasance) or such Guarantor (in the event of a sale or other disposition of a majority of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 12.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 12.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Twelve.

SECTION 12.04.  LIMITATION OF GUARANTOR'S LIABILITY.

                Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 12.05, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance.

SECTION 12.05.  CONTRIBUTION.

                In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 12.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 12.06.  SUBORDINATION OF SUBROGATION AND OTHER RIGHTS.

                Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                   ARTICLE THIRTEEN

                              SUBORDINATION OF GUARANTEE


SECTION 13.01.  AGREEMENT TO SUBORDINATE.

                Each Guarantor agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and other Obligations with respect to the Securities (including the Subsidiary Guarantee) are subordinated in right of payment, to the extent and in the manner provided in this Article Thirteen, to the payment when due of all Guarantor Senior Indebtedness of such Guarantor and that such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness. The Subsidiary Guarantees shall in all respects rank PARI PASSU with all other Guarantor Senior Subordinated Indebtedness of a Guarantor, and only Indebtedness of a Guarantor which is Guarantor Senior Indebtedness will rank senior to the Securities and the Subsidiary Guarantees in accordance with the provisions set forth herein. All provisions of this Article Thirteen shall be subject to Section 13.12.

SECTION 13.02.  LIQUIDATION, DISSOLUTION, BANKRUPTCY.

                Upon any payment or distribution of the assets of a Guarantor upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to a Guarantor or its property:

                (1) holders of Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness of such Guarantor before Holders shall be entitled to receive any payment of principal of or interest on or other Obligations with respect to the Securities; and

                (2) until the Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or cash equivalents, or other form acceptable to holders of Guarantor Senior Indebtedness, any payment or distribution to which Holders would be entitled but for the provisions of this Article Thirteen shall be made to holders of Guarantor Senior Indebtedness as their interests may appear.

SECTION 13.03.  DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS.

                No Guarantor may pay the principal of, premium (if any), or interest on, and other Obligations with respect to, the Securities or the Subsidiary Guarantees or make any deposit pursuant to Section 9.01 or repurchase, redeem or otherwise retire any Securities or the Subsidiary Guarantees (collectively, "PAY THE SECURITIES") if (i) any Guarantor Senior Indebtedness is not paid in cash or cash equivalents when due or (ii) any other default on Guarantor Senior Indebtedness occurs and the maturity of such Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived or is no longer continuing and/or and any such acceleration has been rescinded or (y) such Guarantor Senior Indebtedness has been paid in full in cash or cash equivalents, or other form acceptable to holders of Guarantor Senior Indebtedness; PROVIDED, HOWEVER, that the Guarantor may pay the Securities but subject to the provisions of the first sentence of this Section 13.03 and the provisions of Section 13.02, without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, a Guarantor may not pay the Securities (except (i) in Qualified Equity Interest issued by such Guarantor to pay interest on the Securities or issued in exchange for its Subsidiary Guarantee, (ii) in securities substantially identical to its Subsidiary Guarantee issued by such Guarantor in payment of interest accrued thereon or (iii) in securities issued by such Guarantor which are subordinated to the Guarantor Senior Indebtedness at least to the same extent as its Subsidiary Guarantee and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities, as long as the court, in approving any payment or distribution or stock or securities of the type described in the preceding clauses (i)-(iii), gives effect to the subordination provisions set for in this Indenture) for a period (a "GUARANTOR PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "GUARANTOR BLOCKAGE NOTICE") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Guarantor Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantor Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Guarantor Blockage Notice, (ii) because the default giving rise to such Guarantor Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full.) Notwithstanding the provisions of the immediately preceding sentence, but subject to the provisions of the first sentence of this Section 13.03 and the provisions of Section 13.02, the Guarantor may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given, and not more than one Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

SECTION 13.04.  ACCELERATION OF PAYMENT OF SECURITIES.

                If a notice is required pursuant to the first sentence of
Section 7.04, no Guarantor may pay the Securities (except payment (i) in Qualified Equity Interest issued by the Guarantor to pay interest on the Securities or issued in exchange for its Subsidiary Guarantee, (ii) in securities substantially identical to the Subsidiary Guarantee issued by the Guarantor in payment of interest accrued thereon or (iii) in securities issued by the Guarantor which are subordinated to the Guarantor Senior Indebtedness at least to the same extent as the Subsidiary Guarantee and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Securities, as long as the court, in approving any payment or distribution or stock or securities of the type described in the preceding clauses (i)-(iii), gives effect to the subordination provisions set forth in this Indenture), until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Securities only if the provisions of this Article Thirteen otherwise permit payment at that time.

SECTION 13.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

                If a payment or distribution is made to the Trustee or to Holders that because of this Article Thirteen should not have been made to them, the Trustee (except as provided in Section 13.09) or the Holders who receive such payment or distribution shall hold it in trust for holders of Guarantor Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

SECTION 13.06.  SUBROGATION.

                After all Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents, or other form acceptable to holders of Senior Indebtedness, and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness. A distribution made under this Article Thirteen to holders of Guarantor Senior Indebtedness which otherwise would have been made to Holders is not, as between the Guarantor and the Holders, a payment by any Guarantor of Guarantor Senior Indebtedness.

SECTION 13.07.  RELATIVE RIGHTS.

                This Article Thirteen defines the relative rights of Holders of the Securities on the one hand and holders of Guarantor Senior Indebtedness on the other hand. Nothing in this Indenture shall:

                (1) impair, as between the Guarantor and the Holders, the obligation of any Guarantor, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive payments or distributions otherwise payable to Holders.

SECTION 13.08.  SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR.

                No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities or the Subsidiary Guarantees shall be impaired by any act or failure to act by any Guarantor or by the failure of any Guarantor to comply with this Indenture.

SECTION 13.09.  RIGHTS OF TRUSTEE AND PAYING AGENT.

                Notwithstanding Section 13.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Twelve. A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Guarantor Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that if an issue of Guarantor Senior Indebtedness has a Representative, only the Representative may give the notice. Each Paying Agent shall have the same rights and obligations under this Article Thirteen as does the Trustee.

                The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Thirteen with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness; and nothing in Article Thirteen shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 8.07.

SECTION 13.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                Whenever a payment or distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

SECTION 13.11. ARTICLE THIRTEEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

                The failure to make a payment in respect of the Securities by reason of any provision in this Article Thirteen shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article Thirteen shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

SECTION 13.12.  TRUST MONEYS NOT SUBORDINATE.

                Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Nine by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article Thirteen, and none of the Holders shall be obligated to pay over any such amount to such Guarantor, any holder of Guarantor Senior Indebtedness of such Guarantor, or any other creditor of such Guarantor.


SECTION 13.13.  TRUSTEE ENTITLED TO RELY.

                Upon any payment or distribution pursuant to this Article Thirteen, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Thirteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution. The Trustee shall have the right to seek a declaratory judgment as to any right of such Person to receive such payment or distribution. The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Thirteen.

SECTION 13.14.  TRUSTEE TO EFFECTUATE SUBORDINATION.

                Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the

Holder and the holders of Guarantor Senior Indebtedness as provided in this Article Thirteen and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 13.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF GUARANTOR SENIOR
                INDEBTEDNESS.

                The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and, subject to the first sentence of Section 13.09, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Guarantor, or any other Person, money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Thirteen or otherwise.

SECTION 13.16. RELIANCE BY HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

                Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

                                      SIGNATURES

                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        MTS, INCORPORATED

                                        By:  /s/ DeVaughn D. Searson
                                             -----------------------------
                                             Name:  DeVaughn D. Searson
                                             Title: CFO


                                          STATE STREET BANK AND TRUST COMPANY OF
                                            CALIFORNIA, N.A., as Trustee


                                        By:  /s/ Mark Henson
                                             ----------------------------------
                                             Name: Mark Henson
                                             Title: Assistant Vice President

                                                                      EXHIBIT A

                              [FORM OF INITIAL SECURITY]


                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND, IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                  MTS, INCORPORATED

                                   Initial Security
                       9 3/8% Senior Subordinated Note due 2005

                                                                 CUSIP No.

No.                                                                        $

                MTS, INCORPORATED, a California corporation (the "COMPANY", which term includes any successor corporation), for value received, promises to
pay to CEDE & CO. or registered assigns the principal sum of            Dollars,
on May 1, 2005.

                Interest Payment Dates: May 1 and November 1, commencing on November 1, 1998.

                Interest Record Dates:  April 15 and October 15.

                Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                        MTS, INCORPORATED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:

                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                This is one of the 9 3/8% Senior Subordinated Notes due 2005, described in the within-mentioned Indenture.

Dated:

                                   STATE STREET BANK AND TRUST COMPANY OF
                                     CALIFORNIA, N.A.,
                                     as Trustee


                                   By:
                                       -----------------------------------------
                                       Authorized Signatory

                                (REVERSE OF SECURITY)

                                  MTS, INCORPORATED

                       9 3/8% Senior Subordinated Note due 2005

1.    INTEREST.

                MTS, INCORPORATED, a California corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing on November 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.    METHOD OF PAYMENT.

                The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    PAYING AGENT AND REGISTRAR.

                Initially, STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.    INDENTURE.

                The Company issued the Securities under an Indenture, dated as of April 23, 1998 (the "INDENTURE"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 3/8% Senior Subordinated Notes due 2005, Series A (the "INITIAL SECURITIES"), limited in aggregate principal amount to $110,000,000, which may be issued under the Indenture. The Securities include the Initial Securities, the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities (as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections
 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

5.    OPTIONAL REDEMPTION.

                (a) The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on May 1 of the years indicated below:


                Year                    Percentage
                ----                    ----------
                2002                    104.688%
                2003                    102.344%
                2004                    100.000%


                (b) Prior to May 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Securities at a redemption price equal to 109.375% of the principal amount thereof plus accrued and unpaid interest to the redemption date; PROVIDED, HOWEVER, that after any such redemption, at least 65% of the aggregate principal amount of the Securities originally issued would remain outstanding immediately after giving effect to such redemption (excluding any Securities held by the Company or any of its Affiliates). Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

6.    NOTICE OF REDEMPTION.

                Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

                If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.    CHANGE OF CONTROL OFFER.

                Following the occurrence of a Change of Control (the date of such occurrence being the "CHANGE OF CONTROL DATE"), the Company shall, within 60 days after the Change of Control Date, be required to offer to purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

8.    LIMITATION ON DISPOSITION OF ASSETS.

                The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.    DENOMINATIONS; TRANSFER; EXCHANGE.

                The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.   PERSONS DEEMED OWNERS.

                The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   UNCLAIMED FUNDS.

                If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.   AMENDMENT; SUPPLEMENT; WAIVER.

                Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.   RESTRICTIVE COVENANTS.

                The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

15.   DEFAULTS AND REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.   TRUSTEE DEALINGS WITH COMPANY.

                The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or its Affiliates as if it were not the Trustee.

17.   NO RECOURSE AGAINST OTHERS.

                No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   AUTHENTICATION.

                This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.   ABBREVIATIONS AND DEFINED TERMS.

                Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.   CUSIP NUMBERS.

                Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.   REGISTRATION RIGHTS.

                Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 9 3/8% Senior Subordinated Note due 2005 of the Company which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain liquidated damages in the form of additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

22.   GOVERNING LAW.

                The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 [FORM OF GUARANTEE]

                            SENIOR SUBORDINATED GUARANTEE

                For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "GUARANTEE") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Twelve of the Indenture (as defined below). This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 23, 1998, among MTS, INCORPORATED and State Street Bank and Trust Company of California, N.A., as trustee, as amended or supplemented (the "INDENTURE").

                The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Twelve and Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [GUARANTORS]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                   ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                               Signed:
      -------------------                   ------------------------------------
                                            (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                          OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, check the appropriate box:

      Section 4.06 [  ]            Section 4.13 [  ]

                If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, state the amount: $_____________

Dated:                               Signed:
      -------------------                   ------------------------------------
                                            (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                      EXHIBIT B

                             [FORM OF EXCHANGE SECURITY]

                                  MTS, INCORPORATED
                                   Initial Security
                       9 3/8% Senior Subordinated Note due 2005

                                                                      CUSIP No.
No. [   ]                                                              $[   ]

                MTS, INCORPORATED., a California corporation (the "COMPANY", which term includes any successor corporation), for value received, promises to
pay to               or registered assigns the principal sum of
Dollars, on May 1, 2005.

                Interest Payment Dates: May 1 and November 1, commencing on November 1, 1998.

                Interest Record Dates:  April 15 and October 15.

                Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.


                                        MTS, INCORPORATED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:

                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                This is one of the 9 3/8% Senior Subordinated Notes due 2005, described in the within-mentioned Indenture.

Dated:

                                     STATE STREET BANK AND TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                       as Trustee

                                     By:
                                         ---------------------------------------
                                         Authorized Signatory

                                (REVERSE OF SECURITY)

                                  MTS, INCORPORATED


                             9 3/8% Senior Note due 2005

1.    INTEREST.

                MTS, INCORPORATED, a California corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing on November 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.    METHOD OF PAYMENT.

                The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    PAYING AGENT AND REGISTRAR.

                Initially, STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.    INDENTURE.

                The Company issued the Securities under an Indenture, dated as of April 23, 1998 (the "INDENTURE"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 3/8% Senior Subordinated Notes due 2005 limited in aggregate principal amount to $110,000,000, which may be issued under the Indenture. The Securities include the Initial Securities (as defined in the Indenture), the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities (as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

5.    OPTIONAL REDEMPTION.

                (a) The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on May 1 of the years indicated below:



                Year                         Percentage
                ----                         ----------
                2002                         104.688%
                2003                         102.344%
                2004                         100.000%


                (b) Prior to May 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Securities at a redemption price equal to 109.375% of the principal amount thereof plus accrued and unpaid interest to the redemption date; PROVIDED, HOWEVER, that after any such redemption, at least 65% of the aggregate principal amount of the Securities originally issued would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

6.    NOTICE OF REDEMPTION.

                Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

                If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.    CHANGE OF CONTROL OFFER.

                Following the occurrence of a Change of Control (the date of such occurrence being the "CHANGE OF CONTROL DATE"), the Company shall, within 60 days after the Change of Control Date, offer to purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

8.    LIMITATION ON DISPOSITION OF ASSETS.

                The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.    DENOMINATIONS; TRANSFER; EXCHANGE.

                The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.   PERSONS DEEMED OWNERS.

                The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   UNCLAIMED FUNDS.

                If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.   AMENDMENT; SUPPLEMENT; WAIVER.

                Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.   RESTRICTIVE COVENANTS.

                The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.


15.   DEFAULTS AND REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.   TRUSTEE DEALINGS WITH COMPANY.

                The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or its Affiliates as if it were not the Trustee.

17.   NO RECOURSE AGAINST OTHERS.

                No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   AUTHENTICATION.

                This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.   ABBREVIATIONS AND DEFINED TERMS.

                Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.   CUSIP NUMBERS.

                Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.   GOVERNING LAW.

                The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 [FORM OF GUARANTEE]

                            SENIOR SUBORDINATED GUARANTEE

                For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "GUARANTEE") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Twelve of the Indenture (as defined below). This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 23, 1998, among MTS, INCORPORATED and State Street Bank and Trust Company of California, N.A., as trustee, as amended or supplemented (the "INDENTURE").

                The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Twelve and Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [GUARANTORS]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                              Signed:
       ----------------------               ------------------------------------
                                            (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                          OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, check the appropriate box:

      Section 4.06 [   ]                Section 4.13 [   ]

                If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, state the amount: $_____________

Dated:                       Your Signature:
       -------------------                   -----------------------------------
                                           (Signed exactly as name appears
                                            on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                   EXHIBIT C

                         FORM OF LEGEND FOR GLOBAL SECURITIES

                Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                     EXHIBIT D

                      CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF SECURITIES

      Re:       9-3/8% Senior Subordinated Notes due 2005
                (the "Securities") of MTS, INCORPORATED
                ---------------------------------------

                This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "TRANSFEROR").

The Transferor:*

      / /       has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

      / /       has requested that the Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

                In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the "ACT"), because*:

      / /       Such Security is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 2.16 of the Indenture).

      / /       Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

      / /       Such Security is being transferred to an institutional
"accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of EXHIBIT D to the Indenture.

      / /       Such Security is being transferred in reliance on Rule 144 under the Act.

      / /       Such Security is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.


                                             -----------------------------------
                                             [INSERT NAME OF TRANSFEROR]


                                             By:
                                                 -------------------------------
                                                 [Authorized Signatory]

Date:
      -----------------
*Check applicable box.

                                                                   EXHIBIT E


                     FORM OF TRANSFEREE LETTER OF REPRESENTATION


MTS, INCORPORATED
c/o STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
Library Tower
633 West 5th Street
Twelfth Floor
Los Angeles, CA  90071

Ladies and Gentlemen:

                This certificate is delivered to request a transfer of $________ principal amount of the 9-3/8% Senior Subordinated Notes due 2005 (the "NOTES") of MTS, INCORPORATED (the "COMPANY"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                Name:
                     ---------------------------------
                Address:
                        ------------------------------
                Taxpayer ID Number:
                                   -------------------

                The undersigned represents and warrants to you that:


                1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "SECURITIES ACT")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration re-quirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated:                                 TRANSFEREE:
       -------------------------                   -----------------------------

                                        By:
                                            ------------------------------------

                                                                     EXHIBIT F

                              Form of Certificate To Be
                               Delivered in Connection
                             with Regulation S Transfers

                                                         _______________, ____

MTS, INCORPORATED
c/o STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
Library Tower,
633 West 5th Street
Twelfth Floor
Los Angeles, CA  90071

Re:   MTS, INCORPORATED (the "Company")
      9 3/8% Senior Subordinated Notes due 2005 (the "Securities")
      ------------------------------------------------------------

Ladies and Gentlemen:

                In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                (1) the offer of the Securities was not made to a person in the United States;

                (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:

                                            ---------------------------
                                            [Authorized Signatory]


                                         F-2